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           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-4 of Variable Separate Account of American General Life Insurance Company ("Variable Separate Account") of our report dated April 22, 2019, relating to the financial statements of Variable Separate Account, which appears in such Registration Statement. We also consent to the use in this Registration Statement of our report dated April 22, 2019, relating to the financial statements of Variable Annuity Account Four of American General Life Insurance Company. We also consent to the use in this Registration Statement of our report dated April 22, 2019, relating to the statutory basis financial statements of American General Life Insurance Company. We also consent to the use in this Registration Statement of our report dated April 22, 2019, relating to the statutory basis financial statements of American Home Assurance Company. We also consent to the references to us under the heading "Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
November 1, 2019